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                    [Letterhead of PricewaterhouseCoopers]

                                                                    EXHIBIT 15.1

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Commissioners

We are aware that our reports dated April 19, 1999 and July 21, 1999 on our reviews of the interim financial information of ASARCO Incorporated and Subsidiaries for the three-month and six-month periods ended March 31, 1999 and 1998 and June 30, 1999 and 1998, respectively, and included in the Company's quarterly reports on Form 10-Q for the quarters then ended are incorporated by reference in this Registration Statement on Form S-4 of Asarco Cyprus Incorporated dated August 20, 1999.

Your very truly,



PricewaterhouseCoopers LLP